Exhibit 99.1

WEX Completes Acquisition of Electronic Funds Source LLC

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--July 1, 2016--WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, today completed its previously announced acquisition of Electronic Funds Source LLC (“EFS”), a provider of customized corporate payment solutions for fleet and corporate customers with a focus on the large and mid-sized over-the-road (“OTR”) fleet segments. EFS is now a wholly-owned subsidiary of WEX.

“We are very excited to announce the completion of this acquisition, which we believe brings together two great companies with a portfolio of best-in-class offerings and a complementary footprint,” said Melissa Smith, WEX’s president and chief executive officer. “We look forward to commencing the integration of EFS into WEX’s global network, combining our strengths to improve the functionality and service we provide to over-the-road customers and mixed fleets in North America while driving further scale across the organization.”

EFS’ customer orientation and product portfolio aligns well with WEX. The acquisition will enable the combined company to expand its presence in the large and mid-sized OTR fleet segment while better serving the needs of all fleets. EFS’ technology will enhance WEX’s platform by expanding functionality in controls, permitting, fuel price analytics and mobile account maintenance. In addition, EFS provides current WEX customers with expanded Canadian acceptance.

EFS’ solutions will diversify WEX’s corporate payments product offering, adding a variety of corporate card options including a single, multi-purpose card. WEX is confident that the combined entity will be better positioned to anticipate industry trends, innovate its offering and provide tailored expertise and service to fleet and corporate customers. The combination will also further diversify WEX’s earnings and help to reduce WEX’s exposure to fuel price sensitivity.

WEX expects the transaction will be accretive to adjusted net income over the next 12 months. However, given the timing of the close, the Company does not expect the transaction will have a material impact on previously issued guidance for the remainder of 2016. WEX plans to provide details on deal synergies and accretion following the close of the transaction when WEX reports its second quarter 2016 results.

WEX paid approximately $1.1 billion in cash and issued approximately 4.0 million shares of its common stock to investment funds affiliated with Warburg Pincus, EFS’ former owner, as consideration for the acquisition of EFS. As part of the transaction, WEX expects to realize approximately $275 million in present value of tax benefits. Additionally, Jim Neary, a managing director of Warburg Pincus and a member of its executive management group, will join WEX’s Board of Directors effective as of July 5, 2016.

About WEX Inc.

WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 10 million vehicles and offering exceptional payment security and control across a wide spectrum of business sectors. WEX serves a global set of customers and partners through its operations around the world, with offices in the United States, Australia, New Zealand, Brazil, the United Kingdom, Italy, France, Germany, Norway, and Singapore. WEX and its subsidiaries employ more than 2,500 associates. The Company has been publicly traded since 2005, and is listed on the New York Stock Exchange under the ticker symbol "WEX." For more information, visit www.wexinc.com and follow WEX on Twitter at @WEXIncNews.

Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding: the acquisition, statements about updates relating to future financial and operating results, the impact of the transaction on the Company's adjusted net income, benefits and synergies of the acquisition and any other statements about the Company or Electronic Funds Source LLC managements' future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this new release, the words "may," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the acquisition; competitive responses to the proposed acquisition; uncertainty of the expected financial performance of the combined operations following completion of the acquisition; the ability to successfully integrate the Company's and the Electronic Funds Source LLC's operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the acquisition; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2015, filed on Form 10-K with the Securities and Exchange Commission on February 26, 2016. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the acquisition. The forward-looking statements speak only as of the date of this announcement and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
WEX
News media:
Robert Gould, 207-523-7429
robert.gould@wexinc.com
or
Investor relations:
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com